UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2016

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66-071-6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

Gener8 Apollo

On January 5, 2016, Gener8 Apollo LLC, a wholly-owned subsidiary of the Gener8 Maritime, Inc. (the “Company”) took delivery of the Gener8 Apollo, a 301,417 metric tons deadweight 2016-built VLCC newbuilding. The Company acquired this vessel pursuant to a shipbuilding contract with Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“Daewoo”).  This shipbuilding contract was originally entered into by STI Perth Shipping Company Limited (“STI Perth”), a former subsidiary of Scorpio Tankers Inc. (“Scorpio”) and was subsequently novated to Gener8 Apollo LLC. The Company purchased STI Perth from Scorpio along with six other Scorpio subsidiaries owning six other shipbuilding contracts for VLCC newbuildings in March 2014. The Gener8 Apollo is the third of these seven VLCC newbuildings to be delivered, and the Company currently has two remaining shipbuilding contracts with Daewoo.

The purchase price paid by the Company to Scorpio for STI Perth was $25.1 million and the Company has since made additional installment payments under the shipbuilding contract for the Gener8 Apollo in the amount of $79.9 million. There are no further remaining installment payments due in respect of the Gener8 Apollo. The funds used by the Company in funding the purchase price for STI Perth and the subsequent installment payments in respect of the Gener8 Apollo included net proceeds from private placements of the Company’s common shares in 2013 and 2014, net proceeds from the private placement of the Company’s senior notes in 2014, and from borrowings under its senior secured credit facility agreement, dated as of August 31, 2015, among Gener8 Maritime Subsidiary VIII Inc., as borrower; the Company, as the parent guarantor; Gener8 Maritime Subsidiary V Inc., as the borrower’s direct sole shareholder; the borrower’s wholly-owned subsidiary owner guarantors party thereto, Citibank, N.A. and Nordea Bank Finland Plc, New York Branch, as global co-ordinators; Citibank, N.A. and Nordea Bank Finland Plc, New York Branch, as bookrunners; Citibank, N.A., London Branch as ECA co-ordinator and ECA agent; Nordea Bank Finland Plc, New York Branch as commercial tranche co-ordinator; Nordea Bank Finland Plc, New York Branch as facility agent; Nordea Bank Finland Plc, New York Branch as security agent; and The Export-Import Bank of Korea. The Export-Import Bank of Korea is also the guarantor under Irrevocable Letters of Guarantee in favor of two of the Company’s other newbuilding-owning subsidiaries, pursuant to which The Export-Import Bank of Korea agreed to guarantee repayment of the advance payments (e.g., newbuilding installment payments) deemed to have been made to Daewoo by each of those other two newbuilding owning subsidiaries of the Company together with interest due to the Company at the rate of six percent (6%) per annum should those subsidiaries become entitled to demand and Daewoo fail to make such repayment under the relevant shipbuilding contracts. Prior to the delivery of Gener8 Apollo, The Export-Import Bank of Korea served as a guarantor under a similar Irrevocable Letter of Guarantee in favor of Gener8 Apollo LLC.

The purchasers of the Company’s common shares in the private placements during 2013 and 2014 included Oaktree, Aurora, BlackRock, BlueMountain and Twin Haven. BlueMountain was the sole purchaser of the Company’s senior notes in 2014.  As used in this report, “Oaktree” refers to Oaktree Capital Management L.P. and/or one or more of its investment entities and the funds managed by it, “BlueMountain” refers to BlueMountain Capital Management, LLC and/or one or more of its investment entities, “BlackRock” refers to BlackRock, Inc. and/or one or more of its investment entities, “Aurora” refers to ARF II Maritime Holdings LLC and/or one or more investment entities of Aurora Resurgence Capital Partners II LLC and/or Aurora Resurgence

Advisors II LLC, “Twin Haven” refers to Twin Haven Special Opportunities Fund IV, L.P. and/or one or more other investment entities of Twin Haven Capital Partners, LLC. One current member of the Company’s Board is an employee of or associated with Oaktree, one current member of the Board is associated with or an employee of Aurora and one current member of the Board is associated with or an employee of BlueMountain. At the time of the private placements of the Company’s common shares and senior notes in 2014 three members of the Board were associated with or employees of Oaktree, one member of the Board was associated with or an employee of Aurora, one member of the Board was associated with or an employee of BlackRock, one member of the Board was associated with or an employee of BlueMountain and one member of the Board was associated with or an employee of Twin Haven. At the time of the private placements in 2013, three members of the Board were associated with or employees of Oaktree and one member of the Board was associated with or an employee of BlueMountain.

Gener8 Supreme

On January 6, 2016, Gener8 Supreme LLC, a wholly-owned subsidiary of the Company took delivery of the Gener8 Supreme, a 300,933 metric tons deadweight 2016-built VLCC newbuilding. The Company acquired this vessel pursuant to a shipbuilding contract with Shanghai Waigaoqiao Shipbuilding Co., Ltd. (“SWS”), which was entered into by Navig8 Crude Tankers, Inc. (“Navig8 Crude”) which assigned its rights on delivery to Gener8 Supreme LLC as Navig8 Crude’s nominee. The Company acquired the contract for the Gener8 Supreme along with thirteen other shipbuilding contracts for VLCC newbuildings in May 2015 in connection with the Company’s acquisition of Navig8 Crude. Six of the fourteen shipbuilding contracts acquired from Navig8 Crude were for VLCC newbuildings under construction with SWS, and the Gener8 Supreme is the second of these fourteen VLCC newbuildings to be delivered.

Installment payments of $19.7 million were made to SWS under the shipbuilding contract for Gener8 Supreme by Navig8 Crude prior to it being acquired by the Company in May 2015. After its acquisition of Navig8 Crude, the Company made $79.0 million of additional installment payments to SWS under this shipbuilding contract.  There are no further remaining installment payments due in respect of the Gener8 Supreme. The funds used by the Company for the installment payments in respect of the Gener8 Supreme after the Company’s acquisition of Navig8 Crude in May 2015 included borrowings under a term loan facility, dated as of November 30, 2015 (the “Sinosure Credit Facility”), by and among Gener8 Maritime Subsidiary VII Inc., as borrower; the Company, as the parent guarantor; the borrower’s four wholly-owned subsidiary owner guarantors party thereto; Citibank, N.A. and Nordea Bank Finland Plc, New York Branch, as global co-ordinators; Citibank, N.A., as bookrunner; Citibank, N.A., London Branch as ECA co-ordinator and ECA agent; Nordea Bank Finland Plc, New York Branch as facility agent and security agent; The Export-Import Bank of China; the mandated lead arrangers party thereto; the banks and financial institutions named therein as original lenders; and the banks and financial institutions named therein as hedge counterparties.

Information about the Company’s relationships with Navig8 Crude and its affiliates, directors and officers is described under the heading “Management’s Discussion And Analysis of Financial Condition and Results of Operations—Related Party Transactions” in Item 2 of the Company’s quarterly report on Form 10-Q for the three months ended November 30, 2015, which is incorporated by reference into this Item 2.01.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and observations. Included among the factors that, in the Company’s view, could cause actual results to differ materially from the forward-looking statements contained in report are the following: the fulfillment of the closing conditions under, or the execution of customary additional documentation for, the Company’s shipbuilding contracts; completion and funding of financing on acceptable terms; delay in the construction of the Company’s newbuildings; and other factors listed from time to time in the Company’s filings with the SEC, including without limitation, the Company’s prospectus dated June 24, 2015, filed with the SEC pursuant to rule 424(b) of the Securities Act on June 25, 2015, and the Company’s subsequent reports on Form 10-Q and Form 8-K, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting the Company’s investor relations department via the Company’s website www.gener8maritime.com. Gener8 Maritime, Inc. does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer and Executive Vice President

DATE: January 11, 2016